Exhibit 99.1

CONTACT:

VIVUS, Inc. Timothy E. Morris Chief Financial Officer morris@vivus.com Dana B. Shinbaum Corporate Development & Investor Relations shinbaum@vivus.com	Investor Relations: The Trout Group Brian Korb bkorb@troutgroup.com 646-378-2923

VIVUS NAMES NEW CEO;
INCUMBENT CEO RESIGNS DUE TO HEALTH CONCERNS

MOUNTAIN VIEW, Calif., September 3, 2013 — VIVUS, Inc. (NASDAQ: VVUS) today announced that Anthony P. Zook has resigned as Chief Executive Officer and from the VIVUS Board of Directors, effective September 3, 2013, due to recurring issues associated with a previously-diagnosed medical condition. After consultations with his physician, Mr. Zook determined that he must focus attention on a resolution of this condition.

The VIVUS Board of Directors has appointed Seth H. Z. Fischer, a former senior executive at Johnson & Johnson, to serve as its Chief Executive Officer, effective today. Mr. Fischer will also join the VIVUS Board of Directors.

“VIVUS is keeping Tony in its thoughts and we wish him a rapid recovery. We are grateful for his contributions and his willingness to work with Seth through mid-September 2013 to assist with the transition,” stated Michael Astrue, chairman of VIVUS. “We are pleased to welcome Seth Fischer to VIVUS and look forward to his leadership as we continue to execute on our four goals: 1) expand use of Qsymia through targeted patient and physician education; 2) find the right partner for Qsymia; 3) quickly create a pathway for approval in Europe; and 4) eliminate expenses that are not essential to expanding use of Qsymia.”

Mr. Zook said, “I believe strongly in the potential of Qsymia, the VIVUS organization and the future direction of the company. This has been a difficult decision. Unfortunately, I cannot devote the necessary time and focus to the company, but instead must concentrate on personal health issues.”

“We wish Tony the best as he faces his health challenges,” Mr. Fischer said. “Helping VIVUS realize its potential and achieve its stated goals represents an exciting opportunity, and I look forward to working with this unique organization. Obesity has reached epidemic proportions in America and other parts of the world. Qsymia offers a new solution for patients and their healthcare providers in addressing this devastating condition. We will continue our mission to unlock the full value of the Qsymia franchise.”

Seth H. Z. Fischer has three decades of healthcare experience in the pharmaceutical and medical device industry. Mr. Fischer served in positions of increasing responsibility with Johnson & Johnson until his retirement in 2012. Most recently, Mr. Fischer served as Company Group Chairman Johnson & Johnson and Worldwide Franchise Chairman, Cordis Corporation from

2008 to 2012, and as Company Group Chairman, North America Pharmaceuticals from 2004 to 2007, which included responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to this position, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals from 2000 to 2004. His operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraine, and products in the analgesic, anti-infective, cardiovascular, neurologic, psychiatric and women’s health areas. He is currently a member of the Board of Directors of Trius Therapeutics, Inc. and BioSig Technologies, Inc, and an advisor to MedHab, LLC.

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. These forward-looking statements include, without limitation, our ability to execute on our goal to (i) expand use of Qsymia through targeted patient and physician education; (ii) find the right partner for Qsymia; (iii) quickly create a pathway for approval in Europe; and (iv) eliminate expenses that are not essential to expanding use of Qsymia.  Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. VIVUS does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013 and by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the Securities and Exchange Commission.